                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDANT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of St. Mary Land and Exploration Company for the year ended December 31, 2003. We hereby further consent to the use of information contained in our reports, as of January 1,
2004, 2003 and 2002 setting forth the extimates of revenues from St. Mary Land and Exploration Company's oil and gas reserves. We further consent to the incorporation by reference thereof into St. Mary Land and Exploration Company's
Form S-3 (Registration Statement No. 333-88712), Form S-8 (Registration
Statement No. 033-61850), Form S-8 (Registration Statement No. 333-30055), Form
S-8 (Registration Statement No. 333-58273), Form S-8 (Registration Statement No.
333-35352), Form S-8 (Registration Statement No. 333-88780) and Form S-8
(Registration Statement No. 333-106438).

                                        Very truly yours,

                                        /s/RYDER SCOTT COMPANY, L.P.
                                        ----------------------------
                                        RYDER SCOT COMPANY, L.P.

Denver, Colorado,
February 26, 2004.